Exhibit 10.24

Property Use Contract

This Contract is executed at Shishi, Fujian Province, dated 1st February 2010.

Owner (Party A): Shishi Lingxiu Hongri Knitting Clothes Factory

User (Party B): Hongri (Fujian) Sporting Goods Ltd. Co.,

WHEREAS:

Party A and Party B have entered into a new Property UseContract (the “Contract”) as of 1st February, 2010, and the Parties agree to terminate the Property Lease Contract executed as of 21st December, 2005 in advance, and it was so terminated as of 1st January, 2009. Party B pays the Rent (the “Rent”) as much as RMB21,815,461.65.

WHEREAS abovementioned fact, according to the Contract Law of the PRC and related regulations, Party A and Party B enter into this Contract with respect to the Property upon negotiation on a fair and voluntary basis, for the purpose of identifying the rights and obligations of respective Party.

1.	Party A ensure that the authorization to Party B for using this Contract complies with laws and regulation of the PRC, and the purpose of Party B for using this Property.

2.	Location, Space, Decoration and Facilities

	(1)	This Property is located at No. 51 First Area of Yu Pu Community, Xinfengge Building, Yu Pu Industrial District, South Shiquaner Road Shishi City, Fujian,

(2)

The space of the Property referred in the above Provision 2.(1) are 533.39 square meters on the fifth floor of Xinfengge Builiding A (Shi Fang Quan Zheng Bao Gai Zi NO. 00276), 2376.24 square meters on the sixth floor of Building B (Shi Fang Quan Zheng Bao Gai Zi NO. 00277) and 661.39 square meters on the fifth floor of Building C (Shi Fang Quan Zheng Bao Gai Zi NO. 00278), totally 3382.02 square meters.

3.

Party A also provide the corresponding Land Use Right Certificate and Property Certificate (or other effective certificates) in connection with the foregoing Property and Business License. Upon the verification of these certificate, Party B can copy these certificates as record, and these copy can be used for the purposed of this Contract.

4.	Term and Usage

(1)

Party A promises that, during the term that Party A legally owned this Property, Party B exclusively enjoy the use right of this Property, which will defense the adverse consequence arising from the failure of the (4) under this section by Party A. The term of this Contract (the “term”) is from 1st January, 2009 to the earlier of termination specified under Provision 8 or 22nd April, 2052.

	(2)	Party B makes a commitment to Party A that the usage of this Property is for commerce.

	(3)	Without the consent from Party A, Party B shall not authorize the third party to use this Property under this Contract.

(4)

Party A irrevocably makes a commitment that within the Term, Party A will not dispose this Property in any manner, including transfer, lease and mortgage, or grant any third party’s right, or undertake any act which as a result that Party B can not use this Property under a common condition

(5)

Within 9 months upon the execution of this Contract, Party A will deposit the Property Ownership Certificate, State-owned Land Use Right Certificate and Contract Tax-clearance Certificate to the third party the Parties agreed. Under the entrust contract with such third party, it will specify that without written consent from both Party A and Party B, this third party shall not deliver the deposited certificates to any party. And such entrust contract will be an appendix of this Contract as an inseparable part thereof.

5.	Rent and Payment

	(1)	The Rent for this Property is RMB21,815,461.65

	(2)	Payment: Party A will send a receipt to Party B upon the receipt of this Rent.

6.	Expense and Tax Arising Within the Term

	(1)	Party A shall burden the following expenses and taxes:

(i) Expenses imposed by the authorities in connection with this Property, however which have not specified in this Contract.

(ii) Taxes levied due to the authorization by Party A to Party B to use this Property as specified under Provision 2.

	(2)	Party B shall burden the expenses and taxes as following:

(i) Taxes levied which shall be paid by Party B in connection with the use of this Property as specified under the Provision 2.

(ii) Party B shall promptly pay the expense which be borne by Party B itself.

(iii) Party A shall not increase the expense to Party B, at its own discretion.

7.	Renovation and Use of Property

(1)

Within the Term Party A shall ensure the safety of this Property. Party A will take charge of the maintenance of the Property and the facilities thereof, except that the Parties otherwise specify in this Contract or in supplementary provisions (exclusive of the improper use by Party B).

If Party A proposes for repair, it shall issue a written notice to Party B 30 days prior to such repair, while Party B shall provide the best assistance.

If Party B requests Party A to conduct repair, Party A shall promptly provide the repair service within 30 days upon the issuance of the request.

Party A does not have the obligation to repair the decoration of Party B.

(2)

Party shall reasonably use the Property and the related facilities. If any destruction arising from the improper use of the Property and the related facilities, Party B shall be responsible for repair and compensation.

If Party B intend to change the internal structure, decoration or appliance of the Property, or device, design scale, scope, technique, material and other scheme, it can execute the construction upon deriving the written consent from Party A in advance. Upon the expiration of this Contract, or this Contract terminated or released due to Party B’s responsibility, unless otherwise specified by the Parties, Party A is eligible to choose one of the following rights:

		(i)	The decoration of this Property acquired by Party A free of charge. or

		(ii)	Party A requests Party B to recover this Property.

		(iii)	Party A requests Party B to pay the expense realized from the recovery of the Property by Party A.

8.	The Modification, Release and Termination of this Contract

(1)

With written consents from the Parties, the Parties may modify this Contract upon the negotiation between the Parties. If any Party issue a written notice to the other Party 3 months in advance to terminate this Contract, this Contract will be automatically terminated after 3 months upon the issuance of the notice. If the notice for termination of this Contract issued less than 3 months, this Contract will be terminated only if the Party who intends to termination derived written consent from the other Party.

When this Contract is terminated, the parties shall otherwise negotiate the matter regarding the refund and the return of the Property, Prior to the refund of the remaining Rent by Party A to Party B, the Parties shall not release the escrow by the third party.

	(2)	Party B can claim to release this Contract and the compensation for the expense arising from this situation, in the event of the following:

(i)

Party A fails to provide the Property in agreed term or the Property provided fail to satisfy the condition Party B required, under both of the above situation which will adversely affect the use by Party B.

		(ii)	Part A fails to perform the maintenance or repair obligation, which will adversely affect the use by Party B.

		(iii)	Party B fails to achieve the purpose under this Contract due to Party A’s fault.

	(3)	During the Term, Party A is eligible to withdraw this property and release this Contract if Party B has following act:

		(i)	Without the consent from Party A, Party B rebuilds or renovates the major structure of this Property.

		(ii)	Party B impairs or destroys this Property, and fails to repair it within reasonable term as requested by Party A.

		(iii)	Without written consent from Party A, Party B changes the usage of this Property as agreed by the Parties.

		(iv)	Party B stores dangerous material or undertakes illegal activities.

		(v)	Party B fails to pay the expense on due which should be paid by itself, and this failure causes severe loss of Party A.

(4)

If this Contract can not be performed due to Force Majeure, the Parties can request to terminate this Contract. If the Contract can not be fully performed due to Force Majeure, the part which has obstacle to be performed may not be further performed. At that time the Parties shall negotiate the matter in connection with the refund and return of the Property.

9.	Delivery of the Property and the Inspection for Return

	(1)	Party A ensures that the Property and the affiliated facilities and device are all in the good manner

(2)

The Parties shall both participate the inspection of the Property, and if any Party has dissent with respect of the decoration, appliance and other physical facilities and devices, such dissent shall be proposed on site. If the dissent is hard to inspect on site, Party B shall notify such dissent in relation to the facilities and appliance and device (the “Problematic Facilities”) of this using Property to Party A within 30 days after the delivery of this Property under this Contract. Party A shall take measure to correct the Problematic Facilities to the normal status within 30 days upon the receipt of notice issued Party B. Party B is entitled to change or replace the Problematic Facilities at its own discretion, if such Problematic Facilities fail to be recovered within 30 days upon the issuance of the notice to Party A, and the related expense and cost derived from the change and replace of the Problematic Facilities shall be borne by Party A. If the Problematic Facilities adversely affect the purpose of Party B under this Contract, Party B can also terminate this Contract. And claim for compensation from Party A to make up the loss burdened.

	(3)	Upon the expiration of this Contract, Party B shall return this Property and affiliated facilities and devices to Party A.

(4)

Party B shall keep the Property and affiliated facilities and device thereof in a good condition, and not leave any material or object which will affect the use of this Property. As to any material and object Party B left without the consent from Party A, Party A is eligible to dispose these material and object at its own discretion.

10.	Default Liability of Party A

(1)

If Party A release the Contract due to failure to provide the Property agreed by the Parties, besides the pro rata refund of the Rent pursuant to the remaining term, Party A shall pay Party B 0.5% of the total Rent as penal sum, and compensate the Party B the expense and loss beyond the penal sum.

(2)

If Party A fail to perform the maintenance, or if Party B conduct the maintenance when an emergency arose, Party A shall pay the expense and loss to Party B, however Party B shall provide valid evidence.

(3)

If Party A breach this Contract and withdraw this Contract in advance, besides the pro rata refund of the Rent pursuant to the remaining term, Party A shall pay Party B 0.5% of the total Rent as penal sum, and compensate the Party B the expense and loss beyond the penal sum.

11.	Default Liability of Party B

(1)

Within the Term, if Party B has the following act, Party A has the right to terminate this Contract, and withdraw the Property, while Party B shall pay a penal sum equal to 0.1% of the total Rent. After deducting the penal sum accordingly, Party A will refund the pro rata Rent pursuant to the remaining term. If the penal sum can not cover the loss suffered by Party A, Party B shall continually compensate Party A until the loss of Party A totally covered.

		(i)	Without written consent from Party A, Party B rebuilds or renovates the structure of the Property or impair the Property.

		(ii)	Party B changes the usage of this Property or proceeds illegal activities.

(2)

Within the Term, If Party B fails to pay the expense on due, which under this Contract shall be borne by Party B, Party B shall pay overdue fine as much as 0.05% of the total Rent for each overdue day.

12.	Exemption

(1) The Parties will not burden any responsibility under this Contract due to Force Majeure.

(2) The Parties is exempt from the responsibility when the Property need to be removed or rebuild due to the state policy.

(3) The Force Majeure means that the facts or conditions which the Parties can not foresee or avoid or even overcome at the time entering this Contract.

13.	Any matter does not contain in this Contract, will be negotiated by the Parties and further contract or supplementary provision will be entered into, which will as a appendix consist a part of this Contract to form an entire Contract, and such further contract and supplementary provision have the same validity with this Contract.

14.	Applicable Law and Dispute Resolution

This Contract is governed by the PRC laws and regulations. Any dispute arising from this Contract will be negotiated by the Parties or applied to be mediated. If no resolution reached after the negotiation and mediation, such dispute shall be submitted to the Fujian China International Economy and Trade Arbitration Commission for arbitration.

15.	This Contract has severability, which means that if any part or articles, provision or terms of this Contract is determined as invalidity, the remaining party still has validity, and the invalid part has no impact on the remaining part of this Contract. If this Contract is award as invalidity rather than the intention of the Parties, Party B still has the preemptive right to use this Property, and a new contract shall be entered into with respect to this Property, with a term to the extent that allowed by laws and regulations. Unless the Parties otherwise specified, the new contract with respect of this Property will have the same terms and conditions with this Contract.

16.	This Contract will take effective upon the execution by both Parties, and replace the previous contracts or agreements or other documents regardless of written or oral.

17.	This Contract has 4 counterparts which have the same validity and each Party will hold 2 of them.

Party A Shishi Lingxiu Hongri Knitting Clothes Factory	Party B: Hongri (Fujian) Sporting Goods Ltd. Co

Signature: Chen Bizhen	Signature: Chen Bizhen

Date: 1st February, 2010	Date: 1st February, 2010

Place: Shishi Fujian Province	Place: Shishi Fujian Province